Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2015 Second Quarter Results
Reports Revenue Growth of 17% and EBITDA of $4.3 Million

BRENTWOOD, TN, (August 6, 2015) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the second quarter ended June 30, 2015.
On August 5, 2015, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of September 30, 2015, to be paid on October 14, 2015.
Second Quarter 2015 Highlights

•
Net revenue increased 17.0% to $96.3 million in the second quarter of 2015 from $82.3 million in the second quarter of 2014, primarily attributable to the 10 nursing centers acquired during 2014 and 2015.

•	Facility-level operating income of $19.6 million, or 20.4%, an increase of $2.0 million from the prior year.

•	Quarterly EBITDA of $4.3 million, up from $2.8 million in the first quarter of 2015.

•	Net income from continuing operations of $0.8 million, or $0.13 per share. This represents the fifth consecutive quarter of positive net income from continuing operations.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “Operationally, this quarter represented the highest reported revenue and second highest reported EBITDA since launching our strategic plan nearly four years ago, as we saw significant same-store revenue improvement and benefited from a full quarter of operations from our two most recent acquisitions. Our approach to growth remains balanced between a strong emphasis on organic growth and acquisitions.”
Mr. Gill concluded, “Over the past several years we have taken a thoughtful and prudent approach to reshaping the company, and our financial and operating results continue to validate that approach. Our operations team and caregivers remain committed to providing high quality care to each of our patients and residents, which is reflected through our industry-leading Quality Measures.”
Other Highlights for the Second Quarter 2015
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended June 30,
	2015	2014
Skilled nursing occupancy	76.8%	78.2%
As a percent of total census:
Medicare census	12.5%	13.8%
Managed Care census	3.6%	3.4%
As a percent of total revenues:
Medicare revenues	29.1%	31.2%
Medicaid revenues	48.1%	47.6%
Managed Care revenues	7.0%	6.4%
Average rate per day:
Medicare	$457.46	$438.46
Medicaid	$165.30	$158.47
Managed Care	$384.64	$378.53

 Patient Revenues
Patient revenues were $96.3 million and $82.3 million for the three months ended June 30, 2015 and 2014, respectively, an increase of $14.0 million. This increase is primarily attributable to the acquisition of new facilities during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2015	2014	Change
Same-store revenue	$81,583	$79,062	$2,521
2014 acquisition revenue	11,644	3,251	8,393
2015 acquisition revenue	3,061	—	3,061
Total revenue	$96,288	$82,313	13,975
The overall increase in revenue of $14.0 million is primarily attributable to incremental revenue contributions from acquisition activity in 2014 of $8.4 million, as well as the contribution from the newly acquired nursing centers in Glasgow, Kentucky and Hutchinson, Kansas. These two nursing centers acquired in 2015 contributed $3.1 million in revenues during the second quarter.
The same-store revenues increased by $2.5 million in 2015 compared to the same period in 2014, primarily driven by favorable rates. The average Medicaid rate per patient day at same-store nursing centers for 2015 increased 5.5% compared to 2014, resulting in an increase in revenue of $2.1 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers increased 3.5% for 2015 compared to 2014, resulting in an increase in revenue of $0.7 million. Additionally, the average Managed Care rate per patient day at same-store nursing centers increased 1.3% over the prior year period resulting in $0.1 million of additional same-store revenue.

Census results for the quarter provided a mix a favorable and unfavorable variances on the same-store revenue results. Same-store Medicare census decreased 8.7% in 2015 resulting in same-store revenue decrease of $1.8 million compared to 2014. Medicaid census also declined slightly at our same-store centers compared to 2014 resulting in a revenue decrease of $0.5 million. These unfavorable variances were partially offset by Managed Care census which increased 15.0%, resulting in a revenue increase at our same-store nursing centers of $0.7 million. Additionally, Private Pay census increased in our same-store centers resulting in an increase of $0.6 million compared to the same period in 2014.
Two other contributing factors affected our same-store revenue for the second quarter of 2015 compared to the same period in 2014. The first is an increase in Ancillary Services revenue of $0.8 million. The second factor is the Company's participation in the UPL supplemental payment program in the state of Indiana that provides supplemental Medicaid payments for skilled nursing facilities that are licensed to non-state government entities such as county hospital districts. Participation in the UPL program produced an additional $0.3 million in revenue during the quarter.

Expenses
Operating expense increased in the second quarter of 2015 to $76.7 million as compared to $64.7 million in the second quarter of 2014, driven primarily by the $7.2 million increase in operating costs attributable to the nursing center operations acquired in 2014, as well as $2.3 million of operating expense associated with the nursing center operations assumed in the first quarter of 2015. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2015	2014	Change
Same-store operating expense	$64,815	$62,362	$2,453
2014 acquisition expense	9,505	2,325	7,180
2015 acquisition expense	2,332	—	2,332
Total expense	$76,652	$64,687	$11,965
Operating expense increased as a percentage of revenue at 79.6% for the second quarter of 2015 as compared to 78.6% for the second quarter of 2014. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $44.8 million in the second quarter of 2015 as compared to $37.9 million in the second quarter of 2014, an increase of $6.8 million, or 18.0%. Wages as a percentage of revenue slightly increased in the second quarter of 2015 to 46.5% as compared to 46.1% in the second quarter of 2014, an increase of 0.4%.
While the majority of the $12.0 million increase in operating expenses is attributable to the $7.2 million of incremental operating expenses from 2014 acquisitions and $2.3 million from 2015 acquisitions, the same-store nursing centers also experienced an increase of $2.5 million in the second quarter of 2015 as compared to the second quarter of 2014. The increase in operating expenses for our same-store nursing centers is primarily driven by a $1.8 million increase in salaries and related payroll taxes in 2015 compared to the prior year. Additionally, we experienced a $0.4 million increase in bad debt expense in the second quarter of 2015 compared to the second quarter of 2014.
Professional liability expense was $1.9 million in the second quarter of 2015 compared to $1.6 million in the second quarter of 2014, an increase of $0.3 million. We were engaged in 51 professional liability lawsuits as of June 30, 2015, compared to 53 as of June 30, 2014. Our quarterly cash expenditures for professional liability costs of continuing operations were $0.8 million and $1.1 million for 2015 and 2014, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.3 million in the second quarter of 2015 as compared to $5.4 million in the second quarter of 2014, an increase of $0.9 million, and increased slightly as a percentage of revenue from 6.5% in 2014 to 6.6% in 2015. The increase in general and administrative expense is primarily attributable to an increase in salaries of $0.3 million in the second quarter of 2015 compared to the second quarter of 2014. Additionally, the Company experienced an increase of $0.4 million in share-based compensation in the second quarter of 2015 compared to the same period in 2014.
Interest expense was $1.0 million in the second quarter of 2015 and $0.9 million in the second quarter of 2014, an increase of $0.1 million. The increase was primarily attributable to higher debt balances in 2015 as a result of higher outstanding borrowings on the revolving credit facility as a result of the increase in centers undergoing the change in ownership process, as well as the addition of the Glasgow term loan during the first quarter of 2015.

Receivables
Our net receivables balance increased $6.2 million to $47.5 million as of June 30, 2015, from $41.3 million as of December 31, 2014. The increase is primarily attributable to $8.4 million in unbilled receivables as of June 30, 2015, compared to $5.5 million at December 31, 2014. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.
Conference Call Information
A conference call has been scheduled for Friday, August 7, 2015 at 7:30 A.M. Central time (8:30 A.M. Eastern time) to discuss second quarter 2015 results. The conference call information is as follows:

Date:	Friday, August 7, 2015
Time:	7:30 A.M. Central, 8:30 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 91099579 The Operator will connect you to Diversicare’s Conference Call
A replay of the conference call will be accessible two hours after its completion through August 14, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 91099579.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Heathcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 54 skilled nursing and long-term care centers containing 6,500 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2015	December 31, 2014
ASSETS:
Current Assets
Cash and cash equivalents	$3,702	$3,818
Receivables, net	47,496	41,272
Deferred income taxes	7,113	7,016
Current assets of discontinued operations	32	73
Other current assets	4,583	3,760
Total current assets	62,926	55,939

Property and equipment, net	49,671	43,855
Deferred income taxes	12,673	12,885
Acquired leasehold interest, net	7,651	7,844
Other assets, net	6,771	8,566
TOTAL ASSETS	$139,692	$129,089

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$12,351	$5,705
Trade accounts payable	8,845	8,121
Current liabilities of discontinued operations	427	482
Accrued expenses:
Payroll and employee benefits	15,691	14,642
Current portion of self-insurance reserves	12,026	11,833
Other current liabilities	5,479	6,359
Total current liabilities	54,819	47,142
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	47,096	42,559
Self-insurance reserves, less current portion	13,504	14,268
Other noncurrent liabilities	12,283	13,366
Total noncurrent liabilities	72,883	70,193

SHAREHOLDERS’ EQUITY	11,990	11,754

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,692	$129,089

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,
	2015	2014
PATIENT REVENUES, net	$96,288	$82,313
Operating expense	76,652	64,687
Facility-level operating income	19,636	17,626

EXPENSES:
Lease and rent expense	7,186	6,251
Professional liability	1,926	1,556
General and administrative	6,341	5,381
Depreciation and amortization	1,863	1,705
Total expenses less operating	17,316	14,893
OPERATING INCOME	2,320	2,733
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	75	(56)
Interest expense, net	(1,049)	(949)
	(974)	(1,005)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,346	1,728
PROVISION FOR INCOME TAXES	(539)	(755)
NET INCOME FROM CONTINUING OPERATIONS	807	973
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(299)	128
DISCONTINUED OPERATIONS	(299)	128
NET INCOME	508	1,101
PREFERRED STOCK DIVIDENDS	—	(86)
NET INCOME FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$508	$1,015

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.13	$0.15
Discontinued operations	(0.05)	0.02
	$0.08	$0.17

Per common share – diluted	$0.13	$0.14
Continuing operations	(0.05)	0.02
Discontinued operations	$0.08	$0.16

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,098	6,015
Diluted	6,327	6,181

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2015	2014
PATIENT REVENUES, net	$191,513	$160,112
Operating expense	153,797	127,511
Facility-level operating income	37,716	32,601

EXPENSES:
Lease and rent expense	14,331	12,218
Professional liability	4,081	3,617
General and administrative	12,392	10,495
Depreciation and amortization	3,742	3,440
Total expenses less operating	34,546	29,770
OPERATING INCOME	3,170	2,831
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	183	(59)
Interest expense, net	(1,999)	(1,841)
	(1,816)	(1,900)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,354	931
PROVISION FOR INCOME TAXES	(542)	(391)
NET INCOME FROM CONTINUING OPERATIONS	812	540
NET LOSS FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(562)	(484)
DISCONTINUED OPERATIONS	(562)	(484)
NET INCOME	250	56
Loss attributable to noncontrolling interest	—	25
NET INCOME ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	250	81
PREFERRED STOCK DIVIDENDS	—	(172)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$250	$(91)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.13	$0.07
Discontinued operations	(0.09)	(0.08)
	$0.04	$(0.01)
Per common share – diluted
Continuing operations	$0.13	$0.07
Discontinued operations	(0.09)	(0.08)
	$0.04	$(0.01)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.110	$0.110
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,072	5,995
Diluted	6,302	5,995

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$508	$(258)	$505	$4,147	$1,101
Loss (income) from discontinued operations, net of tax	299	263	186	(3,928)	(128)
Income tax provision	539	3	319	147	755
Interest expense	1,049	950	940	916	949
Depreciation and amortization	1,863	1,879	1,826	1,812	1,705
EBITDA	4,258	2,837	3,776	3,094	4,382

EBITDA adjustments:
Acquisition related costs (a)	93	142	117	124	207
Adjusted EBITDA	$4,351	$2,979	$3,893	$3,218	$4,589

(a)	Represents non-recurring costs associated with acquisition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$508	$(258)	$505	$4,099	$1,015
Adjustments:
Acquisition related costs (a)	93	142	117	124	207
Tax impact of above adjustments (b)	(33)	(38)	(41)	(43)	(73)
Discontinued operations, net of tax	299	263	186	(3,928)	(128)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$867	$109	$767	$252	$1,021

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.14	$0.02	$0.13	$0.04	$0.17
Diluted	$0.14	$0.02	$0.12	$0.04	$0.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,098	6,045	6,032	6,020	6,015
Diluted	6,271	6,271	6,270	6,248	6,181

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2015	2014
NET INCOME	$250	$56
Discontinued operations	(562)	(484)
Net income from continuing operations	812	540
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	3,742	3,440
Provision for doubtful accounts	3,306	2,780
Deferred income tax provision (benefit)	112	36
Provision for self-insured professional liability, net of cash payments	1,706	827
Stock based compensation	702	295
Equity in net losses of unconsolidated affiliate	(183)	59
Provision for leases in excess of cash payments	(802)	(520)
Other	189	205
FUNDS PROVIDED BY OPERATIONS	$9,584	$7,662

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$1.58	$1.28
Diluted	$1.52	$1.28
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,072	5,995
Diluted	6,302	5,995
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted acquisition-related costs. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for acquisition-related costs. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for

Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended June 30, 2015
	As of June 30, 2015			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2015 Q2 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	822	88.9%	89.6%	16.2%	$18.1	$445.07	$176.54
Kansas	503	498	400	79.6%	80.4%	11.6%	7.5	400.60	158.82
Kentucky	1,257	1,181	1,095	87.1%	92.7%	14.2%	23.0	468.05	184.46
Missouri	339	339	248	73.1%	73.1%	8.7%	4.6	490.86	139.99
Ohio	426	426	315	73.9%	73.9%	7.9%	10.6	513.81	179.11
Tennessee	705	651	505	71.7%	77.7%	16.3%	10.3	426.70	162.06
Texas	1,849	1,726	1,225	66.3%	71.0%	9.1%	22.2	484.96	145.22
Total	6,004	5,738	4,610	76.8%	80.3%	12.5%	$96.3	$457.46	$165.30

Note 1:	The Alabama region includes one nursing center in Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes one nursing center in Kentucky.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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